UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2013

INTRICON CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note:

This Form 8-K/A amends and updates the disclosures made in the Current Report on Form 8-K filed by IntriCon Corporation (the “Company”) with the Securities and Exchange Commission on June 18, 2013.

Item 2.05.      Costs Associated with Exit or Disposal Activities.

On June 13, 2013, the Company announced a global strategic restructuring plan designed to accelerate the Company’s future growth by focusing resources on the highest potential growth areas and reduce costs by approximately $3.0 million annually.

As part of this plan, the Company, decided to transfer its medical coil business from the Company’s Maine facility to Minnesota to better leverage existing manufacturing capacity, and explore alternatives for the remaining security and microphone business, including a possible sale. The decision to exit the security and microphone business allows the Company to focus on its core body-worn device segment and to improve the Company’s overall margins and profitability. In addition, the Company has completed a global net workforce reduction of approximately 35 administrative and support employees, resulting in anticipated annual cost savings of $2.0 million. The majority of staff reductions were immediate, except in our Maine operation, where there will be a phased approach.

The plan, which was approved by the Company’s Board of Directors on June 12, 2013, began immediately and is expected to be completed by the end of 2013. In connection with its decision to reduce its cost structure and divest the security and microphone business, the Company evaluated the resulting asset impairment, one-time employee termination costs and moving costs.

The Company previously reported that it estimated the one-time employee termination and moving pre-tax cash costs to approximate $400,000 to $500,000. The charges will be recorded in either restructuring charges or the Company’s results from discontinued operations primarily in the 2013 second and third quarters.

At the time the restructuring plan was announced, the Company was unable in good faith to make a determination of an estimated range of impairment charges. On July 22, 2013, the Audit Committee of the Board of Directors, in consultation with management, approved an estimated non-cash charge of approximately $515,000 for goodwill impairment and a non-cash charge in the range of $470,000 to $520,000 for impairment of fixed assets, inventory and leasehold interests. The majority of these expected charges will be recorded in the Company’s results from discontinued operations for the second quarter ended June 30, 2013. None of these charges are expected to result in future cash expenditures.

Additional losses are possible as the Company completes the divestiture and dissolution of the security and microphone business.

Item 2.06.      Material Impairments.

The information set forth above in Item 2.05 is hereby incorporated into Item 2.06 by reference.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K/A that are not historical facts, such as estimates of costs, charges or savings as a result of the restructuring plan, or that include forward-looking terminology, such as “estimated,” “expected” and “anticipated,” are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond the Company’s control, and may cause the Company’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and other factors are detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2012. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Scott Longval
Name:	Scott Longval
Title:	Chief Financial Officer

Date: July 24, 2013